Hyliion Holdings Corp.
Ryann Malone
press@hyliion.com
(833) 495-4466

Kellen Ferris
ir@hyliion.com
(737) 292-8649

HYLIION HOLDINGS ANNOUNCES STRATEGIC REVIEW OF ALTERNATIVES FOR ELECTRIC POWERTRAIN BUSINESS

AUSTIN, Texas, October 10, 2023 – Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a developer of KARNO generator and electric powertrain technologies, today announced that it has engaged strategic expert advisors to explore a range of options for its powertrain business.

The commercial vehicle electrification industry is evolving, with fleets committed to ultimately reducing their environmental footprint through practical solutions. Hyliion, like others, has experienced slower-than-anticipated market adoption as fleets undertake a gradual transition to electric trucks. Hyliion’s ongoing participation in commercial vehicle electrification will require continued investment, while addressing escalating component and production costs, meeting ongoing regulatory requirements, and aligning with a new CARB mandate for fleet adoption of electric trucks.

“While Hyliion’s capital position is currently strong, its proprietary technology is transformative, and commercialization is progressing on track, additional future capital will ultimately need to be raised against the backdrop of uncertain market conditions if we continue on our current trajectory," said Thomas Healy, Founder and CEO of Hyliion. “We therefore believe now is the right time to consider a host of strategic options for our electric powertrain business to ensure that we deploy capital most effectively and maximize value for our shareholders.”

With the recent receipt of CARB certification and the beginning of extended fleet trials with customers, Hyliion has completed all milestones on its publicized path to commercialization of the Hypertruck ERX powertrain. Despite this progress, the company is taking steps to navigate the shifting landscape in commercial vehicle electrification.

Hyliion will continue commercialization of the fuel-agnostic KARNO generator, which the company expects to compete effectively in the stationary generator market due to its superior operating characteristics. Given the rising strain on electrical infrastructure, notably from electric vehicles, the KARNO generator is positioned well to address these challenges. The insights and learnings from the powertrain segment further strengthen endeavors with the KARNO generator.

The company intends to complete the assembly of initial production trucks and continue showcasing the solution in extended fleet trials as it pursues this strategic review process. However, certain efforts will be paused, including securing orders for Hypertruck ERX-equipped trucks and new powertrain development work.

Hyliion will host a conference call at 11:00a.m. ET / 10a.m. CT on Wednesday, October 11 to discuss the strategic review. Those wishing to participate can access the call using the links below:

Conference Call Online Registration:

https://conferencingportals.com/event/QxykXjQU

Access the Webcast:

https://events.q4inc.com/attendee/905274471

Following the conference call, Hyliion will provide updates as required by law or otherwise deemed appropriate by the board. The board of directors has not set a deadline or definitive timetable for the completion of the strategic review, and there can be no assurance that this process will result in any particular outcome.

About Hyliion

Hyliion is committed to reducing emissions in commercial vehicles. The company’s primary focus is providing electrified solutions that offer fleet operators an opportunity to decrease fuel and operational costs, while integrating into existing operations. Located in Austin, Texas, Hyliion designs and develops electrified powertrain solutions suitable for a wide range of Class 8 semi-trucks. Beyond powertrains, Hyliion is developing the KARNO system: a fuel-agnostic, additive manufacturing-enabled generator designed for both stationary power generation and heavy-duty transport, promising heightened efficiency and decreased emissions. The company aims to offer innovative, yet practical solutions to contribute positively to the environment in the commercial transport sector. For further information, please visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,”

“estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage the Company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; our ability to disrupt the powertrain market; the effects of our dynamic and proprietary solutions on commercial truck customers; the ability to accelerate the commercialization of the Hypertruck ERX; our ability to meet 2023 and future product milestones; the impact of COVID-19 on long-term objectives; the ability of our solutions to reduce carbon intensity and greenhouse gas emissions, the expected performance and integration of the KARNO generator and system; the outcome of the strategic review of the powertrain business conducted by the board of directors, and the other risks and uncertainties described under the heading “Risk Factors” in our other SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023 for the year ended December 31, 2022. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.